UNITED STATES SECURITY AND EXCHANGE COMMISSION Washington, DC 20549

OFFERING CIRCULAR AMENDMENT TIER II OFFERING

ARC287BC CORPORATION
(Exact name of issuer as specified in its charter)

Commission File Number: 024-10611

New Jersey	47-2508196
(State or other jurisdiction of incorporation)	(IRS Employee Identification No.)

Wilson Bezerra Chief Executive Officer 232 Union Boulevard Totowa, New Jersey, 07052 Telephone: 973-595-6494 Cell: 973-277-1526
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Dated: September 1, 2017

PART II OFFERING CIRCULAR AMENDMENT TIER II
ARC287BC CORPORATION
Corporate ARC287BC CORPORATION 232 Union Boulevard Totowa, New Jersey, 07052 Telephone: 973-595-6494 Cell: 973-277-1526 Arc287bc.com wilson@bezerra.com

Best Efforts Offering	:	50,000,000 Shares Commons Stock
Offering Price	:	$1.00 (One Dollar US) Per Share
Minimum Offering	:	None
Maximum Offering	:	$50,000,000

		Underwriting Discount or Commission	Proceeds to Issuer	Proceeds to Other Persons
Per Share:	$1.00	$0.00	$1.00	N/A
Total:	$50,000,000	-----	$50,000,000	N/A
Minimum Total: (1)	0	-----	0	N/A
Maximum Total:	$50,000,000	-----	$50,000,000	N/A

[1]	There shall be no minimum amount invested before the Company shall have access to the proceeds.

The proposed sale will begin as soon as practicable after the Securities and Exchange Commission has qualified this Offering Circular. The Offering will close upon the earlier of (1) the sale of 50,000,000 shares of Common Stock, (2) February 1, 2018, or (3) a date prior February 1, 2018 that is so determined by the Company's Management (the "Offering Period").

Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d) (2) (i) (C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

There is currently no trading market for our common stock. We intend to apply to have our shares of common stock approved for trading on the Alternative Securities Market Exchange (ASMX) and expect to trade under the symbol "ARC287BC" upon the completion of this offering.

Dated: September 1 2017

AT THIS TIME,THERE IS NO PUBLIC MARKET FOR THE SECURITIES

THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE SECURITIES AND EXCHANGE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES BEING OFFERED ARE EXEMPT FROM REGISTRATION. THE SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE.

THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR APPLICABLE STATE SECURITIES LAWS, AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THESE LAWS. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE REGULATORY AUTHORITY NOR HAS THE COMMISSION OR ANY STATE REGULATORY AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THE OFFERING OR THE ACCURACY OR ADEQUACY OF THIS OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, THE COMPANY ENCOURAGES YOU TO REVIEW RULE 251 (d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, THE COMPANY ENCOURAGES YOU TO REFER TO WWW.INVESTOR.GOV

THE COMPANY IS FOLLOWING THE "OFFERING CIRCULAR" FORMATOF DISCLOSURE UNDER REGULATION A

AN OFFERING CIRCULAR PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING CIRCULAR FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF SUCH STATE. THE COMPANY MAY ELECT TO SATISFY ITS OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF A SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

THIS OFFERING CIRCULAR CONTAINS ALL THE REPRESENTATIONS BY THE COMPANY CONCERNING THIS OFFERING, AND NO PERSON SHALL MAKE DIFFERENT OR BROADER STATEMENTS THAN THOSE CONTAINED HEREIN. INVESTORS ARE CAUTIONED NOT TO RELY UPON ANY INFORMATION NOT EXPRESSLY SET FORTH IN THIS OFFERING CIRCULAR.

THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR SELLING LITERATURE. THESE SECURITIES ARE OFFERED UNDER AN EXEMPTION FROM REGISTRATION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THESE SECURITIES ARE EXEMPT FROM REGISTRATION.

INVESTMENT IN SMALL BUSINESSES INVOLVES A HIGH DEGREE OF RISK, AND INVESTORS SHOULD NOT INVEST ANY FUNDS IN THIS OFFERING UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSURER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED.

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFER MADE BY THIS OFFERING CIRCULAR, NOR HAS ANY PERSON BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS OFFERING CIRCULAR, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON. THIS OFFERING CIRCULAR DOES NOT CONSTITUTE AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICIATION WOULD BE UNLAWFUL OR ANY PERSON TO WHO IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICIATION. NEITHER THE DELIVERY OF THIS OFFERING CIRCULAR NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE AS HAS BEEN NO CHANGE IN THE AFFAIRS OF OUR COMPANY SINCE THE DATE HEREOF.

THIS OFFERING CIRCULAR MAY NOT BE REPRODUCED IN WHOLE OR IN PART. THE USE OF THIS OFFERING CIRCULAR FOR ANY PURPOSE OHER THAN AN INVESTMENT IN SECURITIES DESCRIBED HEREIN IS NOT AUTHORIZED AND IS PROHIBITED. AN OFFERING CIRCULAR PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

INFORMATION CONTAINED IN THE PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME AN OFFERING CIRCULAR WHICH IS NOT DESIGNATED AS A PRELIMINARY OFFERING CIRCULAR IS DELIVERED AND THE OFFERING STATEMENT FILED WITH THE COMMISSION BECOMES QUALIFED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AND OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE LAWS OF ANY SUCH STATE.

THE OFFERING PRICE OF THE SECURITIES IN WHICH THIS OFFERING CIRCULAR RELATES HAS BEEN DETERMINED BY THE COMPANY AND DOES NOT NECESSARILY BEAR ANY SPECIFIC RELATION TO THE ASSETS, BOOK VALUE OR POTENTIAL EARNINGS OF THE COMPANY OR ANY OTHER RECOGNIZED CRITERIA OF VALUE.

NASAA UNIFORM LEGEND:

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY THE FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE TIME.

FOR ALL RESIDENTS OF ALL STATES:

THE SHARES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF CERTAIN STATES AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS. THE INTERESTS ARE SUBJECT IN VARIOUS STATES TO RESTRICTION ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SAID ACT AND SUCH LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THE OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

ITEM 2: TABLE OF CONTENTS:

Item 3: Summary of Offering and Risk Factors

Summary of Offering

The following summary highlights selected information contained in this Offering Circular. This summary does not contain all the information that may be important to you. You should read the more detailed information contained in this Offering Circular, including, but not limited to, the risk factors beginning on page 5. References to "we," "us," "our," or the "company" shall mean ARC287BC

Our Company

Our ARC287BC CORPORATION is an American company dedicated to the invention and production of patented high quality Archimedes bicycles and other products like the Canoe and the Paddleboat; especially designed for the paraplegic and the quadriplegic individuals providing safety and freedom to all those that use our products. Our mission is to free all individuals including the physically challenged from bondage and enable them to live an enriching life.

This Offering

All dollar amounts refer to US dollars unless otherwise indicated.

Through this offering, we intend to register 50,000,000 (fifty million) shares for offering to the public, which represents additional common stock. We may endeavor to sell all 50,000,000 (fifty million) shares of common stock after this registration becomes effective. The price at which we offer these shares is fixed at $1.00 per share for the duration of the offering. There is no arrangement to address the possible effect of the offering on the price of the stock. We will receive all proceeds from the sale of the common stock

Securities being offered by the Company	50,000,000 (fifty million) shares of common stock, par value $0.0001 offered by us in a direct offering.

Offering price per share	We are offering the 50,000,000 (fifty million) shares of our common stock at $1.00 (one dollar US).

Number of shares outstanding after the offering of common shares	200,000,000 (two hundred million) common shares will be issued and outstanding if we sell all of the shares we are offering.

The minimum number of shares to be sold in this offering	None.

Market for the common shares	There is no public market for the common shares at the price of $1.00 (one dollar US) per share.

We may not be able to meet the requirement for a public listing or quotation of our common stock. Further, even if our common stock is quoted or granted listing, a market for the common shares may not develop.

The offering price for the shares will remain $1.00 (one dollar US) per share for the duration of the offering.

Use of Proceeds

We will receive all proceeds from the sale of the common stock and intend to use the proceeds from this offering to execute the business and marketing plan, including, but not limited to purchasing and/or leasing production and editing equipment; acquiring the production facility to house our production equipment and infrastructure; attracting and retaining a high-level management team; partnering with developers of content; producing content.

Termination of the Offering	This offering will terminate upon the earlier to occur of (i) August 1, 2018, or (ii) the date on which all 50,000,000 shares registered hereunder for sale to the public have been sold; or (3) a date prior to August 1, 2018 that is so determined by the Company's Management (the "Offering Period"). We may, at our discretion, extend the offering for an additional 180 days.

Terms of the Offering	Our sole officer and director will sell the common stock upon effectiveness of this Offering Circular on a BEST EFFORTS basis.

Risk Factors

An investment in our shares involves a high degree of risk and many uncertainties. You should carefully consider the specific factors listed below, together with the cautionary statement that follows this section and the other information included in this Offering Circular, before purchasing our shares in this offering. If one or more of the possibilities described as risks below actually occur, our operating results and financial condition would likely suffer and the trading price, if any, of our shares could fall, causing you to lose some or all of your investment. The following is a description of what we consider the key challenges and material risks to our business and an investment in our securities.

Investing in the Company's Securities is very risky. You should be able to bear a complete loss of your investment. You should carefully consider the following factors, including those listed in this Securities Offering.

Since our sole officer and director currently own over 90% of the outstanding common stock, investors may find that his decisions are contrary to their interests. You should not purchase shares unless you are willing to entrust all aspects of management to our sole officer and director, or his successors.

Our sole officer and director, Mr. Bezerra, owns 150,000,000 (one hundred fifty million) shares of common stock representing 75% of our outstanding stock. As a result, he will have control of the Company even if the full offering is subscribed for and be able to choose all our directors. His interests may differ from the ones of other stockholders. Factors that could cause his interests to differ from the other stockholders include the impact of corporate transactions on the timing of business operations and his ability to continue to manage the business given the amount of time he is able to devote to us

Mr. Bezerra shall exclusively make all decisions regarding the management of our affairs. Purchasers of the offered shares may not participate in our management and, therefore, are dependent upon his management abilities. The only assurance that our shareholders, including purchasers of the offered shares, have that our sole officer and director will not abuse his discretion in executing our business affairs, as his fiduciary obligation and business integrity.

Such discretionary powers include, but are not limited to, decisions regarding all aspects of business operations, corporate transactions and financing. Mr. Bezerra also has the ability to accomplish or ratify actions at the shareholder level, which would otherwise implicate his fiduciary duties if done as one of the members of our board of directors.

Accordingly, no person should purchase the offered shares unless willing to entrust all aspects of management to the sole officer and director, or his successors. Potential purchasers of the offered shares must carefully evaluate the personal experience and business performance of our management.

Investing in the Company's Securities is very risky. You should be able to bear a complete loss of your investment. You should carefully consider the following factors, including those listed in this Securities Offering.

Risks Related to Our Business

This offering is being conducted by our sole officer and director, Wilson Bezerra, without the benefit of an underwriter, who could have confirmed the accuracy of the disclosures in our prospectus

We have self-underwritten our offering on a "best efforts" basis, which means: No underwriter has engaged in any due diligence activities to confirm the accuracy of the disclosure in the prospectus or to provide input as to the offering price; our officers and directors will attempt to sell the shares and there can be no assurance that all of the shares offered under the prospectus will be sold or that the proceeds raised from the offering, if any, will be sufficient to cover the costs of the offering; and there is no assurance that we can raise the intended offering amount.

We are not currently profitable and may not become profitable.

We have incurred substantial operating losses since our formation and expect to incur substantial losses in the foreseeable future. We also expect to experience negative cash flow for the foreseeable future as we fund our operating losses and capital expenditures. There is substantial doubt as to our ability to continue as a going concern.

We have incurred substantial operating losses since our formation and expect to incur substantial losses in the foreseeable future. We also expect to experience negative cash flow for the foreseeable future as we fund our operating losses and capital expenditures. There is substantial doubt as to our ability to continue as a going concern. As a result, we will need to generate significant revenues in order to achieve and maintain profitability. We may not be able to generate these revenues or achieve profitability in the future. Our failure to achieve or maintain profitability could negatively impact the value of our business.

We are dependent upon the proceeds of this offering to fund our business. If we do not sell enough shares in this offering to continue operations, this could have a negative effect on the value of the common stock.

In order to continue operating through 2017 and 2018, and achieve the milestones that we anticipate, we must raise approximately $50,000,000.00 in gross proceeds from this offering.

We have approximately $6,500.00 in offering costs associated with this financing, all being paid for by our sole director, officer and majority shareholder Wilson Bezerra as additional paid-in capital, and we do not intend to reimburse Mr. Bezerra for these costs from the proceeds of this offering.

Unless we begin to generate sufficient revenues to finance operations as a going concern, we may experience liquidity and solvency problems. Such liquidity and solvency problems may force us to cease operations if additional financing is not available.

Also, as a public company, we will incur professional and other fees in connection with our quarterly and annual reports and other periodic filings with the SEC. Such costs can be substantial and we must generate enough revenue or raise money from offerings of securities or loans in order to meet these costs and our SEC filing requirements. We are offering our securities to the public; however, there is no guarantee that we will be able to sell the securities. And even if we sell the securities, there is no guarantee that the proceeds will be sufficient to fund our planned operations.

Our minimal operating history gives no assurances that our future operations will result in profitable revenues, which could result in the suspension or end of our operations.

We were incorporated on January 1, 2015 and we have realized no revenue. We have a limited operating history upon which an evaluation of our future success or failure can be made. Our ability to achieve and maintain profitability and positive cash flow is dependent upon the completion of this offering and our ability to generate revenues through sales of our intended service.

There is substantial doubt as to our ability to continue as a going concern. We have incurred significant operating losses since our formation and expect to incur significant losses in the foreseeable future. We also expect to experience negative cash flow for the foreseeable future as we fund our operating losses and capital expenditures. As a result, we will need to generate significant revenues in order to achieve and maintain profitability. We may not be able to generate these revenues or achieve profitability in the future. Our failure to achieve or maintain profitability could negatively impact the value of our business and may cause us to go out of business.

Because we have not partnered with any company, our business may not come to fruition.

We have not yet partnered with any company. Our success as a company may be dependent on partnership with other companies. We need to partner with companies that will push our systems into their production train. If we are unable to effectively partner with companies, we may have to cease our operations, resulting in the complete loss of investment.

We are a new company with a limited operating history and we face a high risk of business failure that could result in the loss of your investment.

Even though we have two prototypes and other products; the Canoe and the Paddle Boat, being designed for the paraplegics and quadriplegics, we are a development stage company formed recently to carry out the activities described in this prospectus and thus have only a limited operating history upon which an evaluation of its offering circular can be made. We were incorporated on January 1, 2015 and to date have been involved primarily in promoting the Company, establishing and nurturing business relationships, and the development of our business plan. We have limited business operations, thus, there is no internal or industry-based historical financial data upon which to estimate our planned operating expenses.

We expect that our results of operations may also fluctuate significantly in the future as a result of a variety of market factors including, among others, the entry of new competitors offering a similar business; the availability of motivated and qualified personnel; the initiation, renewal or expiration of our customer base; specific and general economic conditions in the ARC287BC company. Accordingly, our future sales and operating results are difficult to forecast.

As of the date of this Offering Circular, we have earned limited revenue. Failure to generate revenue in the future will cause us to go out of business, which could result in the complete loss of your investment.

Our bicycle products and partnering may not find acceptance with the public

We are a new company with limited established visibility or recognition in the bicycle community. If we are not able to have our bicycles and other products accepted by the marketplace, we may not be able to generate revenues and our business plan may fail.

Our operating results may prove unpredictable, which could negatively affect our profit

We are a new company with limited established visibility or recognition in the video entertainment community. If we are not able to have our content and production facility accepted by the marketplace, we may not be able to generate revenues and our business plan may fail.

Our operating results may prove unpredictable, which could negatively affect our profit.

Our operating results are likely to fluctuate significantly in the future due to a variety of factors, many of which we have no control. Factors that may cause our operating results to fluctuate significantly include: our inability to generate enough working capital from sales of bicycles; the level of commercial acceptance of our bicycles; fluctuations in the demand for our products; the amount and timing of operating costs and capital expenditures relating to the expansion of our business, operations and infrastructure and general economic conditions

If realized, any of these risks could have a material adverse effect on our business, financial condition and operating results.

If we are unable to gain any significant market acceptance for our product, or establish a significant market presence, we may be unable to generate sufficient revenue to continue our business.

Our growth strategy is substantially dependent upon our ability to successfully partner with companies, sell our products and gain the acceptance of the general public. However, our planned business model may not achieve significant acceptance. Such acceptance, if achieved, may not be sustained for any significant period of time. Failure of align ourselves with partners or the general public does not accept us or we do not make any sales to achieve or sustain a market acceptance could have a material adverse effect on our business, financial conditions and the results of our operations.

As of the date of this Offering Circular, we have earned no revenue. Failure to generate revenue in the future will cause us to go out of business, which could result in the complete loss of your investment.

Adverse developments in the global economy restricting the credit markets may materially and negatively impact our business

The recent downturn in the world's major economies and the constraints in the credit markets have heightened or could continue to heighten a number of material risks to our business, cash flows and financial condition, as well as our future prospects. Continued issues involving liquidity and capital adequacy affecting lenders could affect our ability to access credit facilities or obtain debt financing and could affect the ability of lenders to meet their funding requirements when we need to borrow. Further, in the uncertain event that a public market for our stock develops, the volatility in the equity markets may make it difficult in the future for us to access the equity markets for additional capital at attractive prices, if at all. The current credit crisis in other countries, for example, and concerns over debt levels of certain other European Union member states, has increased volatility in global credit and equity markets. If we are unable to obtain credit or access capital markets, our business could be negatively impacted. For example, we may be unable from this offering).

Our products as well as our partnering may not find acceptance with the public.

We are a new company with no established visibility or recognition in the bicycle community. If we are not able to have our products accepted by the marketplace, we may not be able to generate revenues and our business plan may fail.

Our operating results may prove unpredictable, which could negatively affect our profit

Our operating results are likely to fluctuate significantly in the future due to a variety of factors, many of which we have no control. Factors that may cause our operating results to fluctuate significantly include: our partner's inability to generate an efficient production, sales, and distribution process.

If realized, any of these risks could have a material adverse effect on our business, financial condition and operating results.

Key management personnel may leave the Company, which could adversely affect the ability of the Company to continue operations.

Because we are entirely dependent on the efforts of our sole officer and director, his departure or the loss of other key personnel in the future, could have a material adverse effect on the business. We believe that all commercially reasonable efforts have been made to minimize the risks attendant with the departure by key personnel from service.

However, there is no guarantee that replacement personnel, if any, will help the Company to operate profitably. We do not maintain key-person life insurance on our sole officer and director.

If our Company is dissolved, it is unlikely that there will be sufficient assets remaining to distribute to our shareholders.

In the event of the dissolution of our company, the proceeds realized from the liquidation of our assets, if any, will be used primarily to pay the claims of our creditors, if any, before there can be any distribution to the shareholders. In that case, the ability of purchasers of the offered shares to recover all or any portion of the purchase price for the offered shares will depend on the amount of funds realized and the claims to be satisfied there from.

If we are unable to gain any significant market acceptance for our service, or establish a significant market presence, we may be unable to generate sufficient revenue to continue our business.

Our growth strategy is substantially dependent upon our ability to partner with companies who understand and want to be part of our mission and vision. However, our planned business model may not achieve significant acceptance. Such acceptance, if achieved, may not be sustained for any significant period of time. Failure of our Product to achieve or sustain market acceptance could have a material adverse effect on our business, financial conditions and the results of our operations.

Management's ability to implement the business strategy may be slower than expected and we may be unable to generate a profit.

Our plans to generate profits and make our company grow can be affected because of our poor management and lack of communication between the three participants in the process; CEO, Sales force, and the Companies.

Our growth strategy is subject to significant risks, which you should carefully consider before purchasing the shares we are offering.

Although we plan on promoting our Products carefully, it may be slow to achieve profitability, or may not become profitable at all, which will result in losses. There can be no assurance that we will succeed.

We may be unable to enter into its intended markets successfully. The factors that could affect our growth strategy include our success in (a) developing the ARC287BC business plan, (b) developing our Partnering; (c) obtaining customers and viewers, (d) obtaining adequate financing on acceptable terms, and (e) adapting our internal controls and operating procedures to accommodate our future growth.

Our systems, procedures and controls may not be adequate to support the expansion of our business operations. Significant growth will place managerial demands on all aspects of our operations. Our future operating results will depend substantially upon our ability to manage changing business conditions and to implement and improve our creative, technical, administrative and financial controls and reporting systems.

If we are unable to manage our future growth, our business could be harmed and we may not become profitable..

Significant growth may place a significant strain on management, financial, operating and technical resources. Failure to manage growth effectively could have a material adverse effect on the Company's financial condition or the results of its operations.

Since inception on January 1, 2015, our sole officer, director, and majority shareholder Wilson X. Bezerra has paid all of our start-up costs. We have generated no revenue from business operations.

Our management team consists of a small group of people and may not be sufficient to successfully operate our business..

We have not assembled our management team as a result of our relatively limited activities to date. In addition, we have only a few members, which may be insufficient to run our operation. As a result, we may be unable to effectively develop and manage our business and we may fail.

Risks Related to Our Financial Condition

The enactment of the Sarbanes-Oxley Act makes it more difficult for us to retain or attract officers and directors, which could increase our operating costs or prevent us from becoming profitable.

The Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act") was enacted in response to public concern regarding corporate accountability in the wake of a number of accounting scandals. The stated goals of the Sarbanes-Oxley Act are to increase corporate responsibility, provide enhanced penalties for accounting and auditing improprieties at publicly traded companies and protect investors by improving the accuracy and reliability of corporate disclosure pursuant to applicable securities laws. The Sarbanes-Oxley Act applies to all companies that file or are required to file periodic reports with the SEC under the Securities Exchange Act of 1934 (the "Exchange Act").

We intend to register all shares sold through this offering. Upon becoming a public company, we will be required to comply with the Sarbanes-Oxley Act. Since the enactment of the Sarbanes-Oxley Act has resulted in the imposition of a series of rules and regulations by the SEC that increase the responsibilities and liabilities of directors and executive officer, the perceived increased personal risk associated with these changes may deter qualified individuals from accepting such roles. Consequently, it may be more difficult for us to attract and retain qualified persons to serve as our directors or executive officer, and we may need to incur additional operating costs. This could prevent us from becoming profitable.

Since we anticipate operating expenses will increase prior to earning revenue, we may never achieve profitability.

We anticipate an increase in our operating expenses, without realizing any revenues from the sale of its service. Within the next 18 months, we will have costs related to (i) developing Arc287bc prototypes, (ii) constructing a production facility; (iii) initiation of our marketing and promotional campaign, (iv) administrative expenses, and (v) the expenses of this offerin

There is no history upon which to base any assumption as to the likelihood that we will prove successful. We cannot provide investors with any assurance that our Products will attract partners; generate any operating revenue or ever achieve profitable operations. If we are unable to address these risks, there is a high probability that our business can fail, which will result in the loss of your entire investment.

If our Offering Circular is declared effective, we will be subject to the SEC's reporting requirements and we currently do not have sufficient capital to maintain this reporting with the SEC.

We intend to register all shares sold though this offering. If our Offering Circular is declared effective, we will have a reporting obligation to the SEC. As of the date of this Offering Circular, the funds currently available to us will not be sufficient to meet our reporting obligations. If we fail to meet our reporting obligations, we will lose our reporting status with the SEC. Our management believes that if we cannot maintain our reporting status with the SEC we will have to cease all efforts directed towards developing our company. In that event, any investment in the company could be lost in its entirety.

Risks Related to This Offering

Because there is no public trading market for our common stock, you may not be able to resell your shares.

We intend to register all shares sold though this offering. We intend to apply to have our common stock quoted on the OTC Bulletin Board or like service. This process takes at least 60 days and the application must be made on our behalf by a market maker. Our stock may be listed or traded only to the extent that there is interest by broker-dealers in acting as a market maker. Despite our best efforts, it may not be able to convince any broker/dealers to act as market-makers and make quotations on the OTC Bulletin Board or like service. We may consider pursuing a listing on the OTCBB or like service after this registration becomes effective and we have completed our offering.

If our common stock becomes listed and a market for the stock develops, the actual price of our shares will be determined by prevailing market prices at the time of the sale.

We cannot assure you that there will be a market in the future for our common stock. The trading of securities on the OTC Bulletin Board or like service is often sporadic and investors may have difficulty buying and selling our shares or obtaining market quotations for them, which may have a negative effect on the market price of our common stock. You may not be able to sell your shares at their purchase price or at any price at all. Accordingly, you may have difficulty reselling any shares you purchase from the selling security holders.

Investing in our company is highly speculative and could result in the entire loss of your investment.

Purchasing the offered shares is highly speculative and involves significant risk. The offered shares should not be purchased by any person who cannot afford to lose their entire investment. Our business objectives are also speculative, and it is possible that we would be unable to accomplish them. Our shareholders may be unable to realize a substantial or any return on their purchase of the offered shares and may lose their entire investment. For this reason, each prospective purchaser of the offered shares should read this prospectus and all its exhibits carefully and consult with their attorney, business and/or investment advisor.

Investing in our company may result in an immediate loss because buyers will pay more for our common stock than what the pro rata portion of the assets are worth.

We have only been recently formed and have only a limited operating history with limited earnings; therefore, the price of the offered shares is not based on any data. The offering price and other terms and conditions regarding our shares have been arbitrarily determined and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. No investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

The arbitrary offering price of $1.00 per share as determined herein is substantially higher than the net tangible book value per share of our common stock. Our assets do not substantiate a share price of $1.00. This premium in share price applies to the terms of this offering. The offering price will not change for the duration of the offering even if we obtain a listing on any exchange or become quoted on the OTC Bulletin Board.

We have 1,000,000,000 authorized shares, of which only 200,000,000 (two hundred million) shares will be issued and outstanding after this offering terminates. Our management could, with the consent of the existing shareholders, issue substantially more shares, causing a large dilution in the equity position of our current shareholders

As we do not have an escrow or trust account with the subscriptions for investors, if we file for or are forced into bankruptcy protection, investors will lose their entire investment.

Invested funds for this offering will not be placed in an escrow or trust account and if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. As such, you will lose your investment and your funds will be used to pay creditors.

We do not anticipate paying dividends in the foreseeable future, so there will be less ways in which you can make a gain on any investment in us.

We have never paid dividends and do not intend to pay any dividends for the foreseeable future. To the extent that we may require additional funding currently not provided for in our financing plan, our funding sources may prohibit the declaration of dividends. Because we do not intend to pay dividends, any gain on your investment will need to result from an appreciation in the price of our common stock. There will therefore be fewer ways in which you are able to make a gain on your investment.

In the event that our shares are traded, they may trade under $5.00 per share, and thus will be considered a penny stock. Trading penny stocks has many restrictions and these restrictions could severely affect the price and liquidity of our shares.

In the event that our shares are traded, and our stock trades below $5.00 per share, our stock would be known as a "penny stock", which is subject to various regulations involving disclosures to be given to you prior to the purchase of any penny stock. The U.S. Securities and Exchange Commission (the "SEC") has adopted regulations which generally define a "penny stock" to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Depending on market fluctuations, our common stock could be considered to be a "penny stock". A penny stock is subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than established customers and accredited investors. For transactions covered by these rules, the broker/dealer must make a special suitability determination for the purchase of these securities. In addition, he must receive the purchaser's written consent to the transaction prior to the purchase. He must also provide certain written disclosures to the purchaser. Consequently, the "penny stock" rules may restrict the ability of broker/dealers to sell our securities, and may negatively affect the ability of holders of shares of our common stock to resell them. These disclosures require you to acknowledge that you understand the risks associated with buying penny stocks and that you can absorb the loss of your entire investment. Penny stocks are low priced securities that do not have a very high trading volume. Consequently, the price of the stock is often volatile and you may not be able to buy or sell the stock when you want to.

You may face significant restriction on the resale of your shares due to state "Blue Sky" laws.

Each state has its own securities laws, often called "blue sky" laws, which (1) limit sales of securities to a state's residents unless the securities are registered in that state or qualify for an exemption from registration, and (2) govern the reporting requirements for broker-dealers doing business directly or indirectly in the state. Before a security is sold in a state, there must be a registration in place to cover the transaction, or it must be exempt from registration. The applicable broker-dealer must also be registered in that state.

We do not know whether our securities will be registered or exempt from registration under the laws of any state. A determination regarding registration will be made by those broker-dealers, if any, who agree to serve as market makers for our common stock. We have not yet applied to have our securities registered in any state and will not do so until we receive expressions of interest from investors resident in specific states after they have viewed this Prospectus. We will initially focus our offering in the state of New Jersey and will rely on exemptions found under New Jersey Law. There may be significant state blue sky law restrictions on the ability of investors to sell, and on purchasers to buy, our securities. You should therefore consider the resale market for our common stock to be limited, as you may be unable to resell your shares without the significant expense of state registration or qualification

Stockholders may have limited access to information because we are not yet a reporting issuer and may not become one.

We intend to file a Form 8-A after this Offering Circular becomes effective. We are not currently a reporting issuer and upon this Offering Circular becoming effective we will be required to comply only with the limited reporting obligations pursuant to Section 15(d) of the Exchange Act. These reporting obligations may be automatically suspended under Section 15(d) of the Exchange Act if on the first day of any fiscal year other than the fiscal year in which our Offering Circular became effective, there are fewer than 300 shareholders. If we do not become a reporting issuer and instead make a decision to suspend our public reporting, we will no longer be obligated to file periodic reports with SEC and your access to our business information will be restricted. In addition, if we do not become a reporting issuer, we will not be required to furnish proxy statements to security holders, and our directors, officers and principal beneficial owners will not be required to report their beneficial ownership of securities to the SEC pursuant to Section 16 of the Exchange Act.

We may incur substantial costs as a result of litigation or other proceedings relating to patent and other intellectual property rights.

A third party may sue us or one of our strategic collaborators for infringing its intellectual property rights. Likewise, we may need to resort to litigation to enforce licensed rights or to determine the scope and validity of third-party intellectual property rights.

The cost to us of any litigation or other proceeding relating to intellectual property rights, even if resolved in our favor, could be substantial, and the litigation would divert our efforts. Some of our competitors may be able to sustain the costs of complex patent litigation more effectively than we can because they have substantially greater resources. If we do not prevail in this type of litigation, we or our strategic collaborators may be required to pay monetary damages; stop commercial activities relating to the affected products or services; obtain a license in order to continue manufacturing or marketing the affected products or services; or attempt to compete in the market with a substantially similar product.

Uncertainties resulting from the initiation and continuation of any litigation could limit our ability to continue some of our operations. In addition, a court may require that we pay expenses or damages, and litigation could disrupt our commercial activities.

Any inability to protect our intellectual property rights could reduce the value of our technologies and brand, which could adversely affect our financial condition, results of operations and business.

Our business is dependent upon our patents, trademarks, trade secrets, copyrights and other intellectual property rights. Effective intellectual property rights protection, however, may not be available under the laws of every country in which we and our sub-licensees may operate. There is a risk of certain valuable trade secrets, beyond what is described publicly in patents, being exposed to potential infringers. Regardless of the Company's technology being protected by patents or otherwise, there is a risk that other companies may employ the technology without authorization and without recompensing us.

The efforts we have taken to protect our proprietary rights may not be sufficient or effective. Any significant impairment of our intellectual property rights could harm our business or our ability to compete. In addition, protecting our intellectual property rights is costly and time consuming. There is a risk that we may have insufficient resources to counter adequately such infringements through negotiation or the use of legal remedies. It may not be practicable or cost effective for us to fully protect our intellectual property rights in some countries or jurisdictions. If we are unable to successfully identify and stop unauthorized use of our intellectual property, we could lose potential revenue and experience increased operational and enforcement costs, which could adversely affect our financial condition, results of operations and business.

The intellectual property behind our technology may include unpublished know-how as well as existing and pending patent protection. All patent protection eventually expires, and unpublished know-how is dependent on key individuals.

The commercialization of our technology is partially dependent upon know-how and trade secrets held by certain individuals working with and for us. Because the expertise runs deep in these few individuals, if something were to happen to any or all of them, the ability to properly operate our technologies without compromising quality and performance could be diminished greatly.

Knowledge published in the form of patents has finite protection, as all patents have a limited life and an expiration date. While continuous efforts will be made to apply for additional patents if appropriate, there is no guarantee that additional patents will be granted.

We expect to be in the future, a party to patent lawsuits and other intellectual property rights claims that are expensive and time consuming, and, if resolved adversely, could have a significant impact on our business, financial condition, or results of operations.

Companies in the bicycle industry own large numbers of patents, copyrights, trademarks, and trade secrets, and frequently enter into litigation based on allegations of infringement, misappropriation, or other violations of intellectual property or other rights. In addition, various "non-practicing entities" that own patents and other intellectual property rights often attempt to aggressively assert their rights in order to extract value from technology companies. Defending patent and other intellectual property claims is costly and can impose a significant burden on management and employees, we may receive unfavorable preliminary or interim rulings in the course of litigation, and there can be no assurances that favorable final outcomes will be obtained in all cases. We may decide to settle such lawsuits and disputes on terms that are unfavorable to us. Similarly, if any litigation to which we are a party is resolved adversely, we may be subject to an unfavorable judgment that may not be reversed upon appeal. The terms of such a settlement or judgment may require us to cease some or all of our operations or pay substantial amounts to the other party. In addition, we may have to seek a license to continue practices found to be in violation of a third party's rights, which may not be available on reasonable terms, or at all, and may significantly increase our operating costs and expenses. As a result, we may also be required to develop alternative non-infringing technology or practices or discontinue the practices. The development of alternative non-infringing technology or practices could require significant effort and expense or may not be feasible. Our business, financial condition, or results of operations could be adversely affected as a result.

Our potential for rapid growth and our entry into new markets make it difficult for us to evaluate our current and future business prospects, and we may be unable to effectively manage any growth associated with these new markets, which may increase the risk of your investment and could harm our business, financial condition, results of operations and cash flow.

Our entry into the rapidly growing bicycle market may place a significant strain on our resources and increase demands on our executive management, personnel and systems, and our operational, administrative and financial resources may be inadequate. We may also not be able to effectively manage any expanded operations, or achieve planned growth on a timely or profitable basis, particularly if the number of customers using our technology significantly increases or their demands and needs change as our business expands. If we are unable to manage expanded operations effectively, we may experience operating inefficiencies, the quality of our products and services could deteriorate, and our business and results of operations could be materially adversely affected.

If we are unable to keep up with rapid technological changes, our processes, products or services may become obsolete.

The market for our technologies is characterized by significant and rapid change. Although we will continue to expand our technological capabilities in order to remain competitive. Research and discoveries by others may make our processes, products or services less attractive or even obsolete.

Competition could adversely affect our business.

Our industry in general is competitive. It is possible that future competitors could enter our market, thereby causing us to move market share and revenues. Further, we are aware of several competitors, each with more resources and market share than us. In addition, some of our current or future competitors may have significantly greater financial, technical, marketing and other resources than we do. They may also have more experience or advantages in the markets in which we will compete that will allow them to offer lower prices or higher quality technologies, products or services. If we do not successfully compete with these providers, we could fail to develop market share and our future business prospects could be adversely be affected.

If we are unable to develop and maintain our brand and reputation for our product offerings, our business and prospects could be materially harmed.

Our business and prospects depend, in part, on developing, maintaining and strengthening our brand and reputation in the markets we serve. If problems with our technologies cause end users to experience operational disruption or failure or delays in the delivery of their products and services to their customers, our brand and reputation could be diminished. If we fail to develop, promote and maintain our brand and reputation successfully, our business and prospects could be materially harmed.

We are subject to government regulation, and unfavorable changes could substantially harm our business and results of operations.

We are subject to general business regulations and laws as well as Federal and state regulations and laws, specifically governing our industries.

Item 4: Dilution

The price of the current offering is fixed at $1.00 per share.

An early-stage company typically sells its shares (or grants options over its shares) to its founders and early employees at a very low cash cost, because they are, in effect, putting their "sweat equity" into the company. When the company seeks cash from outside investors, the new investors typically pay a much larger sum for their shares than the founders or earlier investors, which means that the cash value of the new investors stake is diluted because each share of the same type is worth the same amount, and the new investor has paid more for the shares than earlier investors did for theirs.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

DILUTION TABLE

Average Price Per Share

	Shares Issued		Total Consideration
	Number of Shares	Percent	Amount	Percent	Average Price per Share
Founders	150,000,000	75.00%	$0.00	0.000%	$0.00
New Investors	50,000,000	25.00%	$50,000,000.00	100.00%	$1.00
TOTAL	200,000,000	100.00%	$50,000,000.00	100.00%	$0.25

Dilution Per Share

	If 25% of	If 50% of	If 100% of
	Shares Sold	Shares Sold	Shares Sold
Price Per Share of this Offering	$1.00	$1.00	$1.00
Book Value Per Share Before Offering	$0.00	$0.00	$0.00
Book Value Per Share After Offering	$0.08	$0.14	$0.25
Increase in Book Value Per Share	$0.08	$0.14	$0.25
Dilution Per Share to New Investors	$0.92	$0.86	$0.75
Dilution Per Share by Percentage	92.32%	85.73%	75.01%

Item 5: Plan of Distribution and Selling Shareholders

Plan of Distribution

We are offering the shares on a "self-underwritten" basis directly to shareholders through Wilson Bezerra, our Sole Officer and Director named herein. Mr. Bezerra will not receive any commissions or other remuneration of any kind in connection with his participation in this offering based either directly or indirectly on transactions in securities.

This offering is a self-underwritten offering, which means that it does not involve the participation of an underwriter to market, distribute or sell the shares offered under this prospectus. We will receive all the proceeds from such sales of securities and are bearing all expenses in connection with the registration of our shares. This offering will terminate upon the earlier to occur of (i) August 1, 2018 (ii) the date on which all 50,000,000 shares offered to the public registered hereunder have been sold; or (iii) a date prior to August 1, 2018 that is so determined by the Company's Management (the "Offering Period").

Mr. Wilson Bezerra will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a 4-1, which sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer.

1.	Mr. Bezerra is not subject to a statutory disqualification, as that term is defined in Section 3(a) (39) of the Act, at the time of his participation.

2.	Mr. Bezerra will not be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

3.	Mr. Bezerra is not, nor will he be at the time of participation in the offering, an associated person of a broker-dealer; and

4.	Mr. Bezerra meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or been an associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

If applicable, the shares may not be offered or sold in certain jurisdictions unless they are registered or otherwise comply with the applicable securities laws of such jurisdictions by exemption, qualification or otherwise. We intend to sell the shares only in the states in which this offering has been qualified or an exemption from the registration requirements is available, and purchases of shares may be made only in those states.

In addition, and without limiting the foregoing, we will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the time when this Offering Circular is effective.

We will not use public solicitation or general advertising in connection with the offering until authorized to do so. The shares will be offered at a fixed price of $1.00 per share for the duration of the offering. There is no minimum number of shares required sold to close the offering.

Our transfer agent is: Securities Transfer Corporation, 2591 Dallas Parkway, Suite 102, Frisco, Texas 75034, (469) 541-0338; fax 469-633-0088.

Selling Shareholders

There shall be no selling shareholders in this offering

Total Shares Offered: 50,000,000
Proceeds from offering: $50,000,000.

Item 6: Use of Proceeds

Application of Proceeds	25% OF Proceeds	% of Total	50% of maximum	% of total	100% of maximum	% of total
Total Offering Proceeds	12,500,000.00	100%	25,000,000.00	100%	50,000,000.00	100%

Offering Expenses
Legal & Professional Fees	5,000.00	0.04%	5,000.00	0.02%	12,775.10	0.03%
Accounting Fees	7,200.00	0.06%	7,200.00	0.03%	18,367.35	0.04%
Admin Fees	1,500.00	0.01%	1,500.00	0.01%	3,826.53	0.01%
Total Offering Expenses	13,700.00	0.11%	13,700.00	0.05	34,948.98	0.07%

Net Proceeds from Offering	12,486,300.00	99.89%	24,986,300.00	99.95%	49,965,051.02	99.93%

Use of Net Proceeds
Accounting Fees	25,510.20	0.20%	127,551.02	0.51%	382,653.06	0.77%
Legal and Professional Fees	127,551.02	1.02%	408,163.27	1.63%	408,163.27	0.82%
Computing and IT	45,000.00	0.36%	255,102.04	1.02%	637,755.10	1.28%
Marketing and Sales	5,197,959.18	41.58%	1,530,612.24	6.12%	14,932,908.16	29.87%
Intellect Property	637,755.00	5.10%	5,775,510.18	23.10%	6,377,551.02	12.76%
Working Capital	6,466,224.59	51.73%	16,903,061.24	67.61%	27,260,969.41	54.52%
Total Use of Net Proceeds	12,500,000.00	100%	25,000,000.00	100%	50,000,000.00	100%

Item 7: Description of Business

ARC287BC (ARC) Corporation is a Totowa, NJ-based start-up research & development firm formed in January of 2015. Our company specializes in human-powered vehicles such as bikes, trikes, canoes, three-wheelers, and paddle boats. Our team developed and patented a unique technology we call the "The Motion Transfer Mechanism." This technology uses linear motion to smoothly drive our vehicle's movement.

The experts on our team have a combined experience of over 75 years in several areas of sound business practice including accounting, research and development, and project management. As a start-up, our team's primary focus is on both the quality of our designs and developing newer technologies. We strive to make our products superior to those of our competition and our team is committed to working to continuously achieve this goal.

Tests show that our "Motion Transfer Mechanism" produces a 3 to 1 advantage over the rotary crank used in conventional human-powered vehicles. It also reduces or eliminates frame and fork failure. In fact, the ergonomic advantage of our "Motion Transfer Mechanism" may render the rotary crank obsolete.

At present, we have produced two different stepper bicycle prototypes. They are both ready for production. One design works with a spring while the other design uses a pulley. Both prototypes are suitable for use by the public. The spring model also works well for people who may be missing a limb. We currently have designs for three additional products.

Our patented technology has many advantages over the rotary crank commonly used in today's human-powered vehicles. Its ergonomic design is easily used by many who cannot use the current rotary crank mechanism. Our design has been thoroughly tested by many people with different mobility problems. This includes people who are physically challenged as well as baby boomers who are suffering from joint and back problems. The ability of physically challenged individuals and others to use our products opens a whole new market for our brand and, puts our team in a strong position to change the shape of this market.

Helping the physically challenged, disabled veterans and others with mobility problems to overcome those obstacles, is a strong part of what motivates and drives us as a company. For example, working with the Fit Future Improvement Technology Foundation 501(c) (3), our team has repeatedly demonstrated its commitment to helping the physically challenged enjoy greater mobility. Among our many success stories is a young boy named Gavin Ryan, who took his first ride on one of our stepper tricycle designs. In addition, we have also developed a paddle boat for a person with quadriplegia as well as a canoe for those with paraplegia. We have been recognized by both the New Jersey Senate and General Assembly. More details about our unique contributions can be found at: www.fitfoundation.info

Our company's core values combined with our new patented technology has the potential to create many positive and far-reaching changes in various market segments. Beyond that, we bring a strong growth potential for our investors. Our company has an extensive plan which includes a comprehensive growth strategy. We will use the net proceeds from this offering to place our mechanism into all our human-powered vehicles

We plan to manufacture these products right here in the USA and ship our Manpower Transportation Technology worldwide. Even though our patent protection is for 20 years and we have the full protection of the US and International patent office which allows us to monopolize the bicycle industry as explained: "A Patent is a right granted by a government to an inventor(s). It gives the inventor the exclusive right for a limited period (20 years), to stop others from making, using or selling the inventor's product without permission of the inventor(s)."

It will still be difficult, at this point, to estimate our potential future revenue stream and the number of people we will employ. For revenue stream and the number of products we expect to unleash, we could have a range from zero to over 500 billions of dollars over the next 20 years. For employees, we could have a range from one to over one hundred thousand (100,000). We are seeking to work with partners and investors that will accelerate the actualization of this exceptional vision. More data and testimonials can be found at our website: www.ARC287bc.com

Marketing Strategy

Introduction

The ARC287BC CORPORATION is an American company dedicated to the invention and production of the patented superior quality products that include the Archimedes Bicycles, Canoe, and Paddleboats. The needs of individuals with paraplegia and quadriplegia have been especially considered in the design of these products. The company will ensure that customer service rather than just profit maximization is a priority. Product design and development efforts will cater to the needs of all members of society.

Our Mission

Company's mission is to free all individuals including the physically challenged from bondage and enable them to live an enriching life. We plan to provide safer bicycles to all consumers by reducing frame and fork failures when riding. Our Archimedes system will reduce accidents, injuries, lawsuits and provide a fast and smooth ride at the same time. One of the most exciting aspects of our system is that a paraplegic, an individual missing one or both legs or someone suffering from a debilitating muscular disease can now ride the ARC bicycle and enjoy this fantastic fun and energizing activity.

SWOT Analysis

This section covers the strengths, weaknesses, threats, and opportunities for The ARC287BC CORPORATION which will impact its future growth.

Strengths

.	Commitment to developing tools, programs and resources that help valuable customers

.	We stand ready to serve as advocates, collaborators or facilitators with people and communities interested in building a future together

.	Use of advanced technology and design

.	Products that cater to people with physical mobility issues

.	Dedication to understanding the customers needs

.	Unique products for which there is no competition

.	Forces don't go into the frame

.	More aggressive marketing methods that can attract specific customer types offering potential higher than normal net margins

Weaknesses

.	Inability to obtain financing needed for organic growth and market expansion

.	Inability to secure partnership arrangements

.	The public does not accept our products

.	Access to additional operating capital

.	Inadequate cash reserves

.	Inability to manage several Customers' needs simultaneously

Opportunities

.	Diversification strategy of the company

.	Valuable customers can be stabled

.	Friendly environment makes valuable customers happy

.	Growing market with a significant percentage of target market that knows the company exist

.	Strong marketing campaign

.	Worldwide market

.	SEO Marketing.

.	Web site traffic

Threats

.	Changing demography

.	Relatively lower level of earnings

.	Inability to gain access to the latest technology due to affordability

Keys to success

.	Maintain and expand current product line for our partners

.	High demand for the solutions offered

.	Create friendly relationships with partners

.	Maintain a respectable and untarnished reputation in the community

.	Work with lobbyist to change the laws to improve bicycle safety.

.	Sell a broad range of high-quality products

.	Provide 100 % satisfaction to the partners regarding products and their safety while using

.	Be an active member of the community

.	Constant Web traffic

.	Know the market

.	Ensure sustainable profits

.	Build long-term relationships with partners

.	Build value, stability, and high-quality solutions

Superior Customer Service:

Provide reliable, high-quality products to valuable customers, matched by the highest level of pre-purchase and after sales service

Environment:

Provide a clean, friendly, and comfortable environment conducive to giving professional trusting service. Work with government agencies to pass laws making the bicycle safer.

Convenience:

Offering valuable customers a wide variety of products for their daily use.

Marketing Objectives:

.	Increase marketing efforts

.	Expand market area

.	Expand marketing reach

Web Plan Summary

The website will be integral to the promotion of the business. An experienced professional will be hired and will concentrate on design, user-friendliness, and operational effectiveness. The website will serve both business owners and valuable customers

Website Marketing Strategy

.	he website will be developed to include a variety of printable marketing materials, including business cards and informational brochures

.	The website will feature testimonials of how the company exceeded the expectations of valuable customers by providing customer care and premier products

Customer Testimonials:

.	Posting customer testimonials regarding positive products will be an excellent marketing tool. These testimonials can be placed on the Website where they can be viewed by potential customers.

Statistic, Tracking, and Analytics:

.	Google is a great resource for providing this type of information since it is a primary search engine. Currently, this type of information is essential to any business no matter how large or small. By implementing this marketing strategy, we can ascertain the following information:

.	How many hits does the site receive?

.	How many of these are unique visitors?

.	How are people finding the Website?

.	What search terms are they finding the company under?

.	Who is the average visitor?

.	Information from the website can be printed on any marketing material, including pamphlets and business cards, to be handed out or distributed to (big & small businesses), and organizations.

.	Meeting with business bureaus in the area

.	Partnering with a high-traffic website to offer the healthcare products

Strong Marketing Campaign

Company's marketing campaign includes following:

1. SEO Marketing

SEO Marketing is used to increase the traffic to the upcoming online website. Valuable customers who want to have our products may contact us using our website and we will provide our medical products to them immediately.

2. Social media updates

The Company is always trying to keep updated about its products via social media posts, and uploads. ARC287BC CORPORATION does this to provide its customers with easy access to the latest cure for dieses and invention of new medical instruments.

3. Blog Creation

Company creates the blogs for the assistance of its valuable customers. It writes up the content to motivate patient to fight against disabilities and to enjoy their rides. The blogs will also encourage customers to never lose heart in their fight with their disabilities, and to instruct them on how they could enjoy more fulfilled lives by purchasing and using our products.

4. E-mails

As part of its dedication to offer unparalleled customer service, ARC287BC CORPORATION will attempt to respond to customer the E-mail about its products as quickly as possible.

5.YouTube

ARC287BC CORPORATION is committed to sharing its experiences and new products designs with its valuable customers via YouTube videos. Using this medium will show the company's commitment to ongoing interaction with its customers.
It will also use other Social Media like Twitter, Instagram, Facebook, Pinterest and LinkedIn for the promotion of its products. The objective is to create and increase customer awareness both locally and internationally. The company believes that Social Media use for product promotion is critical to its expansion nationally and into new markets overseas

6. Positioning

The company will achieve its best position and build its image by doing the following:

.	Paying attentions to its customers

.	Listening to customers experiences

.	Analyzing customers' psychology

.	Understanding customers' problems

.	Increasing customer satisfaction by providing them with the best quality products and customer service

Growth Strategy

Our company has an extensive plan which includes a comprehensive growth strategy. Our technology has so many useful applications to human-powered vehicles; it is easy to use and has been driven by people with mobility problems. The physically challenged and the baby boomers who suffer from joint and back problems can now be part of our market as they can utilize our products

We plan to manufacture these products right here in the USA and ship our Manpower Transportation Technology worldwide. Although, our patent is for 20 years, it is difficult for us to predict how much income we will receive.

Our plan is to partner with a company that is interested in using robotics to produce our patented technology products. This will make the delivery of the product into the market a seamless one. Our drive is to work with investors that have a rich view of the possibilities that abound in this niche.

We plan to manufacture these products right here in the USA and ship our Manpower Transportation Technology worldwide. Even though our patent protection is for 20 years and we have the full protection of the US and International patent office which allows us to monopolize the bicycle industry as explained:
"A Patent is a right granted by a government to an inventor(s). It gives the inventor the exclusive right for a limited period (20 years), to stop others from making, using or selling the inventor's product without permission of the inventor(s)."

It will still be difficult, at this point, to estimate our potential future revenue stream and the number of people we will employ. For revenue stream and the number of products we expect to unleash, we could have a range from zero to over 500 billions of dollars over the next 20 years. For employees, we could have a range from one to over one hundred thousand (100,000). We are seeking to work with partners and investors that will accelerate the actualization of this exceptional vision.
More data and testimonials can be found at our website: www.ARC287bc.com

Competition

We focus on both design and technology and strive to make our products superior to that of our competitors. We are a start-up and we expected to use the net proceeds from this offering to place our mechanism into all of our human-powered vehicles and to partner with a company. The proceeds will be used to help the new partner with the startup cost. At present time, we have designs for three additional products.

At this time, we have not completed a thorough competitive analysis. We intend to use part of the proceeds to conduct such analysis and structure our strategy accordingly.

Our business plan and allocation of proceeds will vary to accommodate the amount of proceeds raised by the sale of securities hereunder and through other financing efforts. The Use of Proceeds table shows an increase in funds allocated to each category of expenses under our business plan somewhat in proportion to the percentage of shares sold (whether 25%, 50%, 75% or100%).

Our intellectual property rights are valuable and any inability to protect them could reduce the value of our products and brands. We consider our intellectual property rights, particularly our patents to be a significant and valuable aspect of our business. We attempt to protect our intellectual property rights though a combination of patent, trademark, copyright, and trade secret laws, as well as licensing agreements, third-party nondisclosure and assignment agreements, and the policing of third-party misuses of our intellectual property. Our failure to obtain or maintain adequate protection of our intellectual property rights, or any change in law or other changes that serve to lessen or remove the current legal protections of our intellectual property, may diminish our competitiveness and could materially harm our business.

We plan to manufacture these products right here in the USA and ship our Manpower Transportation Technology worldwide. Even though our patent protection is for 20 years and we have the full protection of the US and International patent office which allows us to monopolize the bicycle industry as explained:

"A Patent is a right granted by a government to an inventor(s). It gives the inventor the exclusive right for a limited period (20 years), to stop others from making, using or selling the inventor's product without permission of the inventor(s)."

It will still be difficult, at this point, to estimate our potential future revenue stream and the number of people we will employ. For revenue stream and the number of products we expect to unleash, we could have a range from zero to over 500 billions of dollars over the next 20 years. For employees, we could have a range from one to over one hundred thousand (100,000). We are seeking to work with partners and investors that will accelerate the actualization of this exceptional vision.
More data and testimonials can be found at our website: www.ARC287bc.com

We have begun the development of our anticipated service and even if we do secure adequate financing, there can be no assurance that the marketplace will accept our product and that we will be able to generate revenues. Our sole officer and director will be responsible for the business plan development. In order to reduce or eliminate competition, we have filed for patents. Currently, we have one patent issued and we are awaiting approval on another patent. We strongly believe that our patent protection in our intellectual property rights will allow us to enter the market with exclusivity for at least twenty years. We have also filed PCT International patent protection.

Employment Agreements

As of January 1, 2015, the Company entered into an employment agreement with Wilson X. Bezerra and Gabor Nagy. Mr. Bezerra will serve as the Company's Chief Executive and Chairman of the Board of Directors. Mr. Bezerra shall receive a salary of $150,000.00. Mr. Nagy will serve as the Company's Project Management Engineer. Mr. Nagy shall receive a salary of $150,000 per year. The Company also entered into an employment agreement with two Senior Project Engineer, Brian Mauricio Martinez Castro, and Okogu Nnamdi Emmanuel. Each of the candidates will receive a salary of $91,770.00 per year.

We do not presently have pension, health, annuity, insurance, stock options, profit sharing, or similar benefit plans; however, we may adopt plans in the future. There are presently no personal benefits available to our sole director and officer.

During the initial implementation of our business plan, we intend to hire independent consultants to assist in the development of ARC287BC.

Government Regulations

We are unaware of and do not anticipate having to expend significant resources to comply with any local, state and governmental regulations. We are subject to the laws and regulations of those jurisdictions in which we plan to offer our programming, which are generally applicable to business operations, such as business licensing requirements, income taxes and payroll taxes. In general, the development and operation of our business is not subject to special regulatory and/or supervisory requirements.

Intellectual Property

We do have intellectual property and have not filed for copyright or trademark protection for our name, channel or intended website. We do intend to trademark ARC287BC name; ARC287BC logo; and any other logo we create (See item 8 for more information).

Research and Development

Since our inception to the date of this Offering Circular, we have spent money on research and development activities.

Reports to Security Holders

We intend to furnish annual reports to stockholders, which will include audited financial statements reported on by our Certified Public Accountants. In addition, we will issue unaudited quarterly or other interim reports to stockholders, as we deem appropriate or required by applicable securities regulations.

Any member of the public may read and copy any materials filed by us with the Securities and Exchange Commission at the Securities and Exchange Commission's Public Reference Room at 100 F Street, N.E. Washington, D.C. 20509. Information on the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-732-0330. The Securities and Exchange Commission maintains an internet website (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission.

Item 8: Description of intelectual Property

ARC287BC (ARC) Corporation is a Totowa, NJ based research and development firm specializing in the invention of series of human- powered vehicles (bikes, trikes, canoes, three-wheelers and paddleboats etc.) with a unique patented technology called the "Stepper Mechanism or the Motion Transfer Mechanism". We have one patent issued on 1/21/2014 (US8.632.089B1) AND ANOTHER PATENT FILED ON 08/21/2015 (Docket#203p00np1-us). We strongly believe that our patent protection in our intellectual property rights will allow us to enter the market with exclusivity for at least twenty years. This mechanism converts circular motion into an up and down motion: a more efficient and effective way to use the most powerful muscles in the body and reduce stress on the joints of the arms, legs and back. Our patent holders have assigned our patent rights to ARC287BC Corporation (503961293, 503961288, 503961301, 503961299 and 503961295). On August 19, 2016, ARC287BC Corporation filed International Application #PCT/US16/47698. This mechanism converts circular motion into an up and down motion: a more efficient and effective way to use the most powerful muscles in the body (Hip Extensor & Knee Extensors). The mechanism allows the forces to enter directly into the wheel instead of the frame and fork, thus reducing or eliminating fork and frame failures. Since the forces do not distort the frame or the fork like the conventional bicycle, this invention will reduce death and injury to the consumers and it will reduce millions of recalls of bicycles worldwide. Our technology will also allow the physically challenged or those suffering from joint, muscle disorder, or back problems to enter the market and utilize our system.

Our intellectual property rights are valuable and any inability to protect them could reduce the value of our products and brands. We consider our intellectual property rights, particularly our patents to be a significant and valuable aspect of our business. We attempt to protect our intellectual property rights though a combination of patent, trademark, copyright, and trade secret laws, as well as licensing agreements, third-party nondisclosure and assignment agreements, and the policing of third-party misuses of our intellectual property. Our failure to obtain or maintain adequate protection of our intellectual property rights, or any change in law or other changes that serve to lessen or remove the current legal protections of our intellectual property, may diminish our competitiveness and could materially harm our business.

We plan to manufacture these products right here in the USA and ship our Manpower Transportation Technology worldwide. Even though our patent protection is for 20 years and we have the full protection of the US and International patent office which allows us to MONOPOLIZE the bicycle industry as explained: "A Patent is a right granted by a government to an inventor(s). It gives the inventor the exclusive right for a limited period (20years), to stop others from making, using or selling the inventor's product without permission of the inventor(s)."

It will still be difficult, at this point, to estimate our potential future revenue stream and the number of people we will employ. For revenue stream and the number of products we expect to unleash, we could have a range from zero to over 500 billions of dollars over the next 20 years. For employees, we could have a range from one to over one hundred thousand (100,000). We are seeking to work with partners and investors that will accelerate the actualization of this exceptional vision.
More data and testimonials can be found at our website: www.ARC287bc.com

Item 9: Management's Decision and Analysis of Financial Condition and Results of Operation

The following discussion is intended to assist in understanding our business and the results of our operations. It should be read in conjunction with the Financial Statements and the related footnotes and "Risk Factors" that appear elsewhere in this Report. Certain statements in this Report constitute "forward-looking statements." Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause such a difference include, among others, uncertainties relating to general economic and business conditions; industry trends; changes in demand for our products and services; uncertainties relating to customer plans and commitments and the timing of orders received from customers; announcements or changes in our pricing policies or that of our competitors; unanticipated delays in the development, market acceptance or installation of our products and services; changes in government regulations; availability of management and other key personnel; availability, terms and deployment of capital; relationships with third-party equipment suppliers; and worldwide political stability and economic growth. The words "believe," "expect," "anticipate," "intend" and "plan" and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. Unless the context requires otherwise, when we refer to "we," "us" and "our", we are describing ARC287BC Corporation (ARC).

Plan of Operations

In order to get the best returns for investors, safeguard the ideals of our company and deliver top line products; we have created different robust strategies.
Our major drive is to bring dynamic and result-oriented products into the market. We are poised to be the world leaders with a strong base in the US that touches every part of the world. Also, we understand how to give the physically challenged a touch of class based on our expertise. Our products are designed to bring value, poise and a robust service to each market that we serve.

Since the motion transfer mechanism converts circular motion into seamless linear movements, it is an effective way to work the powerful muscles in the body and reduce the stress people feel on their joints, arms, legs and back. Our patent holders have assigned our patent rights to the ARC287BC Corporation (503961293, 503961288, 503961301, 503961299, &503961295). Specifically, we have used this technology in the design of the Arc stepper bicycle. This allows the bicycle to exceed speeds well above that of conventional bikes with greater ease and strict adherence to safety.

Presently, we have produced two different stepper bicycle prototypes. Both prototypes have been tested and driven in order to authenticate that this mechanism produces nearly a 3 to 1 advantage over the conventional bike. Most importantly, it reduces/eliminates frame and fork failure. This force coupled with its ergonomic advantages, could potentially render the conventional rotary crank obsolete. More data and testimonials can be found at our website www.ARC287bc.com

We will create top line products that will help the physically challenged, veterans and those with a missing limb to move around with ease. Our projection is designed to ensure that our investors get substantial returns on their investments. We are set to partner with a Robotics and Bicycle company in order to reduce the time needed-to bring our product into the market. Our team is made up of IRS Agents, Mechanical Engineers, those with patent Holding experience, machine shop owner and other dynamic professionals. Hence, we have the know-how and capacity needed to actualize these milestones

Milestones and Goals

Goal 1: Based on our business expertise and the advantage of our patented technology, we will partner with a US-based Robotic company and a bicycle company in order to build the right synergy that will win over the US market from the foreign competition.
Benefit: The production and supply chain will be well worked to deliver with precision. This will increase the rate of our US market dominance and the profits that accrue to every stakeholder in the business

Goal 2: We have one patent issued and another patent filed. We have also filed PCT International patent protection. Once we generate enough funds, we will file in other countries.
Benefit: Due to our 20 year patent rights and spread in the market, competition is reduced tremendously or non-existent. This means that our investor's money is safe and our product will do well. Our unique business proposition will enable us entrench our brand in the market. We plan to MONOPOLIZE the bicycle industry worldwide

Goal 3: Our goal is to make consumers aware of the inherent danger in the current system and how our product resolves those flaws. Once the public is made aware of how the design of our product eliminates risks and reduces fatalities/injuries around the world; they will flock to purchase our products. Our product is extremely safe and this ensures reduced insurance claims, lower insurance premium, non-existent product recalls, proactive testing expenses and a zero negative publicity.
Benefit: Our products will win the confidence of savvy individuals. This will help us to penetrate numerous regions with this dynamic offering.

Goal 4: Currently, there are no patents that control bicycle sales. Most patents are for individual items. Since we have revolutionized the entire bicycle production system, we have incorporated the sale of various accessories in our plan. For example, our patent includes the frame, pedals and other bicycle parts; this will translate into Billions of dollars for our company and help to revive the economy. It will interest you to know that these additional profits were not calculated in the basic financial projections of our business.
Benefit: This will result in increased profits for the company. Also, our high safety standards will ensure that we have fewer insurance claims as against what obtains with our competitors.

Goal 5: Based on ARC287BC's framework; the way force is transmitted to the wheel; we still complied with the most stringent safety testing methods in line with globally accepted standards. It is vital to note that our cost-effective method of testing does not compromise the safety of our product.
Benefit: We do not incur high costs on product tests; therefore, investors are assured of high yields on their investment.

Goal 6: Our partnership with other dynamic organizations will lead to greater cost efficiency; higher productivity with a streamlined workflow that guarantees greater success.
Benefit: Quick channels for growth will be used to build on the existing goodwill that is playing out in the market. This ultimately increases the income generation for this business.

Goal 7: We are poised to bring jobs back to the USA by employing American workers and selling our products abroad. We intend to grow larger than the most powerful bicycle-manufacturing company through our robust business development initiatives.
Benefit: A wide range of stakeholders will trust our dynamic Made in USA product. We will deliver products full of class while helping to grow allied businesses and ultimately continue to add value to the US economy. We will partner with allied US Companies in order to maximally grow our market share.

Goal 8: We have a dynamic exit plan for our investors and stakeholders based on our business framework.
Benefit: Our exit plan is specially designed by professionals with optimum consideration on the interest of our stakeholders and investors.

Result of Operation

Presently, we have 2 stepper prototypes that are ready for production. One of them works with a spring while the other uses a pulley. Both prototypes can be used by the general public; however, the spring also serves those that are missing a limb. This opens a whole new market for our brand. With a healthy framework that is poised to positively reshape the market; we are open to work with partners and investors that will accelerate the actualization of this exceptional vision.
Through the use of Fit Future Improvement Technology Foundation (501C3), we have demonstrated our resolve in helping the physically challenged enjoy greater mobility. Among our many success stories is a boy named Gavin Ryan, who we have helped through the deployment of this product. Beyond the benefits that will accrue to investors, our core values will create far-reaching effects in various markets. In addition to helping the general public, it is vital to mention that we have also created a paddle boat for the quadriplegic and a canoe for the paraplegics and we have also been recognized by the State of NJ Senate and General Assembly More details about our unique contributions can be seen at wwww.fitfoundation.info

Liquidity and Capital Resources

As of the date of this offering, we generated no revenues from our business operations, from inception January 1, 2015 to our sole officer and director, Wilson X. Bezerra, who will pay all costs incurred from this offering; and we are authorized (1Billion shares) of which 200,000,000 million shares will be issued.

Our current cash on hand is limited. Our directors and officers, Wilson X. Bezerra, is paying all costs associated with this offering, and shall pay any additional funds that may be required. Accordingly, we anticipate that our current cash on hand is not sufficient to meet the new obligations associated with being a company that is fully reporting with the SEC. However, to the extent that we do not expend the entire cash on hand on this offering, the remaining cash will be allocated to cover these new reporting company obligations, and our "Use of Proceeds" would be adjusted accordingly. Nonetheless, based on our disclosure above under "Use of Proceeds," which is based on utilizing the entire cash on hand for this offering, we anticipate that any level of capital raised above 25% will allow us minimal operations for a twelve-month period while meeting our State and SEC required compliance obligations.

Through July 1, 2017, we spent $6,500.00 on the preparation and filing of this offering circular, which was paid by Mr. Bezerra, and any additional funds that we are required to spend shall also be paid by Mr. Bezerra and reimbursed from the proceeds of this offering.

To date, the Company has managed to keep our monthly cash flow requirement low for two reasons. First, our sole officer does not draw a salary at this time. Second, the Company has been able to keep our operating expenses to a minimum by operating in space owned by our sole officer.

As of the date of this registration offering circular, the current funds available to the Company will not be sufficient to continue maintaining a reporting status. Management believes if the Company cannot maintain its reporting status with the SEC it will have to cease all efforts directed towards the Company. As such, any investment previously made would be lost in its entirety.

The Company currently has no external sources of liquidity such as arrangements with credit institutions or off-balance sheet arrangements that will have or are reasonably likely to have a current or future effect on our financial condition or immediate access to capital.

The sole director and officer have made no commitments, written or oral, with respect to providing a source of liquidity in the form of cash advances, loans and/or financial guarantees.

If the Company is unable to raise the funds partially through this offering, the Company will seek alternative financing through means such as borrowings from institutions or private individuals. There can be no assurance that the Company will be able to keep costs from being more than these estimated amounts or that the Company will be able to raise such funds. Even if we sell all shares offered through this registration statement, we expect that the Company will seek additional financing in the future. However, the Company may not be able to obtain additional capital or generate sufficient revenues to fund our operations. If we are unsuccessful at raising sufficient funds, for whatever reason, to fund our operations, the Company may be forced to seek a buyer for our business or another entity with which we could create a joint venture. If all of these alternatives fail, we expect that the Company will be required to seek protection from creditors under applicable bankruptcy laws.

Our independent auditor has expressed doubt about our ability to continue as a going concern and believes that our ability is dependent on our ability to implement our business plan, raise capital and generate revenues. See Notes of our financial statements.

Although the Company has adopted a Code of Ethics and Business Conduct the Company has not yet adopted any of these other corporate governance measures and, since our securities are not yet listed on a national securities exchange, the Company is not required to do so. The Company has not adopted corporate governance measures such as an audit or other independent committees of our board of directors as we presently do not have any independent directors. If we expand our board membership in future periods to include additional independent directors, the Company may seek to establish an audit and other committees of our board of directors. It is possible that if our Board of Directors included independent directors and if we were to adopt some or all of these corporate governance measures, stockholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. For example, in the absence of audit, nominating and compensation committees comprised of at least a majority of independent directors, decisions concerning matters such as compensation packages to our senior officer and recommendations for director nominees may be made by a majority of directors who have an interest in the outcome of the matters being decided. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in our financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to our stockholders.

Inflation

The effect of inflation on our revenues and operating results has not been significant

Critical Accounting Policies

Our financial statements are affected by the accounting policies used and the estimates and assumptions made by management during their preparation. We have identified below the critical accounting policies which are assumptions made by management about matters that are highly uncertain and that are of critical importance and have a material impact on our financial statements. Management believes that the critical accounting policies and estimates discussed below involve the most complex management judgments due to the sensitivity of the methods and assumptions necessary in determining the related asset, liability, revenue and expense amounts. Specific risks associated with these critical accounting policies are discussed throughout this MD&A, where such policies have a material effect on reported and expected financial results.
A complete listing of our significant policies is included in Notes of the notes to our financial statements for the period ended December 31, 2015 and December 31, 2016.

Use of estimates

OThe preparation of financial statements in conformity with U.S. generally accepted accounting principles (GAAP) requires management to make estimates and assumptions that affect the amounts reported in the financial statements. Estimates are based on historical experience, management expectations for future performance, and other assumptions as appropriate. We re-evaluate estimates on an ongoing basis; therefore, actual results may vary from those estimates.

Financial Instruments

The Company's balance sheet includes certain financial instruments. The carrying amounts of current assets and current liabilities approximate their fair value because of the relatively short period of time between the origination of these instruments and their expected realization.

Item 10: Directors, Executive Officers and Significant Employees

The table below sets forth our directors and executive officers of as of the date of this Offering Circular.

Name (1)	Position	Age	Term of Office	Approximate Hours Per Week

Wilson Bezerra	Chief Executive Officer Chairman of Board	64	Inception to Present	As required

1    All addresses shall be considered 232 Union Blvd., Totowa, NJ 07512

Presently, we have no other directors, officers or key/significant employees.

WILSON BEZERRA, SOLE OFFICER AND DIRECTOR

My name is Wilson Bezerra and I am the CEO of ARC287BC Corporation - the rider powered-cycling product company in New Jersey. I have great passion for human capital development and the well-being of all individuals. This has enabled me to consistently devote all of my strength and energy in search of ways to better the lives of others; chiefly through my entrepreneurial and philanthropic gestures in the US.

I have over 3 decades of experience spanning several sectors. Within the 5 year period between 1976 and 1980, I served in the Internal Revenue Service in Newark, New Jersey. As an IRS agent, my duties included being responsible for various facets of criminal investigation process, inclusive of documentation analysis, case preparation for prosecutors, organization of surveillance, maintenance of internal deadline schedules for court appearance, participation in Grand Jury 6-E (highly confidential cases) and field interviews with criminal case professionals.

My fascination with the investigation of alleged criminal violations of Federal Tax Laws burgeoned as I performed tasks with excitement at the IRS, and also provided recommendations related to criminal prosecutions. I was also required to prepare and document comprehensive technical reports with accounting analysis and summaries. I also assisted U.S. Attorneys in case preparation for trials, providing a lot of preliminary support that would assist Special Agents in tax fraud investigations. I also investigated Mortgage Fraud schemes that were perpetrated by individuals acting alone or in collusion with borrowers, loan originators, or real estate professionals. Between 1980 and 1981, I worked with Walker & Company CPA where I served as the public accountant for the firm. I prepared complex tax returns for individuals and corporations, audited large companies to assure that they adhered to auditing standards set forth by the AICPA review board.

Between 1981 and 1986, I served as the security administrator for Chase Manhattan Bank in New York. There, I was responsible for the bank's security administration of Human Resources Information Systems; including several critical applications such as Employee Profiles, Payroll Processing and Taxation. I was also accountable for the management of approximately 300 employee end users in this organization. While there, I was consistently awarded for new and innovative ideas to enhance their system. In 1981 I started my own part-time tax preparation and accounting service business. This part-time business grew into an established successful Accounting, Insurance and Tax practice for over 35 years.

At a time in 1989, I gave my brother a bicycle. Then, a few weeks later he called to tell me that the bicycle was not working properly. I brought my bicycle back to my office for repair. While working in my office, I kept studying the bicycle and its movements. Over the years, I noticed that I have the ability to see things in slow motion and make connections between current and past ideas. For this reason, while I was staring at the bicycle, a few of my past experiences flashed in front of my eyes. It was then I realized that the bicycle pedals should be moving in an up and down motion instead of a circular motion. That is what necessitated the creation of the stepper bicycle.
Building the perfect bicycle was a GRUELING and TIME CONSUMING EXPERIENCE. As the years passed, I spent most of my evenings and weekends thinking, planning, and building the perfect prototypes. During these years, I produced many prototypes, filed many patents, and completed many business plans to raise funds. Our company tried for many years to raise funds, but we have been unsuccessful because of the restrictions in Federal and State laws.

After years of struggle trying to finalize our prototypes, we finally got it right. We have completed two prototypes that enable the general public and the physically challenged to ride a bicycle again. This includes all those that have physical disabilities. Our system is so versatile and solves almost every problem inherent in a bicycle. Our system will eliminate or reduce recalls, frame and fork failure, sudden death or disability from riding a bicycle. We are so proud of our achievements in this area.

The turning point came when I placed an older version of my prototype on the Youtube video. A group of engineering students from Wisconsin University asked me to help a physically challenged boy, Gavin Ryan, who had a muscle disorder that prevented him from pedaling a conventional bicycle in a circular motion. Members of my team as well as the Wisconsin team collaborated to create a bicycle for this young boy. This video helped me to be recognized by the Wisconsin University and the New Jersey State Senate. I realized, at that point, that I could incorporate our technology in many other products and help the general public and the physically challenged. This is when we created the Fit Future Improvement Technology Foundation (501c3 a non profit) to help those that are physically challenged to have access to our system.
I also received a call asking me to make a speech at the famous Henry J. Carter Institute for the physically challenged. While there, I noticed something which would greatly influence the creation of my other product and I would say this was another turning point in my life. While in the quadriplegic's room, I observed a visitor looking at his watch a few times; signaling that if given a chance, he wouldn't be there because he was bored and had nothing to talk about. This subject is painful and depressing for all those surrounding the patient and their family. Now, this wasn't totally out of place, as most people wouldn't want to be around a quadriplegic because it was traumatic and didn't leave the visitor or the patient anything in common to talk about.
With this knowledge, I created a paddle boat for the quadriplegic and a canoe for the paraplegic. Both products will be used to bring the families and the disabled closer together by meeting at the lake occasionally.
Our dream is to create a dual bicycle monorail that riders can enjoy themselves while at Disney, Universal and other theme parks. In NJ, the boardwalk host a monorail cycling ride where the individual cycles around the boardwalk allowing the rider to get a scenic view of the entire beach and ocean from above. This cycling monorail is arduous and exhausting to the leg muscles. Our system will enable an individual to enjoy the scenic ride without difficulty or strain. Since our system uses the extensor muscles and not the flexor muscles, individuals who suffer from muscle disorder, knee joints, or are missing one leg can now enjoy the ride. Besides getting a panaromic view of the theme parks (Disney, Universal, etc), this is a great method of transportation from one side of the park to the other while getting your daily exercise while sitting in the comfort of your seat.
Our company now has various US and international patents filed. When we go public and raise money, these patents will allow us to monopolize the market and create value in all countries.
The strategy employed to make ARC287BC a world-class corporation and for it to be maximally effective is the plan to have an avid partnership with both a robotics company and a bicycle company; this will enable us to focus maximally on the creative process itself.
However, one thing stands in the way of adding value to society through the use of these products, and that is the appropriate manpower.
With the start of this new company and the advantages that we will have by monopolizing the bicycle industry because of our patents and our organizational skills, we are extremely confident that we will be successful in creating jobs in the USA for years to come.
It has been an uphill battle to come to this level of achievement. We have endured and conquered many obstacles to get where we are today. Archimedes is now a reality and it is not just an idea.

Item 11: Compensation of Directors and Executive Officers

Name (1)	Capacities in which Compensation was Received (2)	Cash Compensation	Other Compensation	Total Compensation

Wilson X. Bezerra	Chief Executive Officer Chairman of the Board	$150,000 (3)	$0	$150,000

1	All addresses shall be considered 232 Union Blvd., Totowa, NJ 07512
2	We reimburse our officers and directors for reasonable expenses incurred during the course of their performance and for extraordinary services; however, we do not compensate our directors for attendance at meetings. We have no long-term incentive plans.
3	Mr. Bezerra shall not receive compensation until sufficient funds have been raised in this offering.

Item 12: SECURITY OWNERSHIP OFCERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our common stock as of July 1, 2017 and as adjusted to reflect the sale of shares of our common stock offered by this Offering Circular, by:

.	Each of our Directors and the named Executive Officers;

.	All our Directors and Executive Officers as a group; and

.	Each person or group of affiliated persons known by us to be the beneficial owner of more than 5% of our outstanding shares of Common Stock

.	All other shareholders as a group

Beneficial ownership and percentage ownership are determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to shares of stock. This information does not necessarily indicate beneficial ownership for any other purpose.

Unless otherwise indicated and subject to applicable community property laws, to our knowledge, each stockholder named in the following table possesses sole voting and investment power over their shares of common stock, except for those jointly owned with that person's spouse.

	Shares Beneficially Owned Prior to Offering		Shares Beneficially Owned After the Offering
Name and Position of Beneficial Owner	Number	Percent	Number	Percent

Wilson X. Bezerra	0	0%	150,000,000	75.0%
Chief Executive Officer
Chairman of the Board of Directors

Item 13: Interest of Management and Others in Certain Transactions

Related Party Transactions

Our majority shareholder is, the Company's Chairman of the Board of Directors and Chief Executive Officer, who owns the majority of the issued and outstanding controlling shares of ARC287BC Corporation. Consequently, this shareholder controls the operations of the Company and will have the ability to control all matters submitted to stockholders for approval, including, but not limited to:

.	Election of the Board of Directors

.	Removal of any Directors

.	Amendments to the Company's Articles of Incorporation or bylaws;

.	Adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination.

Mr. Bezerra will thus have complete control over the Company's management and affairs. Accordingly, this ownership may have the effect of impeding a merger, consolidation, takeover or other business combination, or discouraging a potential acquirer from making a tender offer for the Common Stock

Lease of Facility

As our office space needs are limited at the current time, we are currently operating out of Mr. Bezerra's office located at 232 Union Blvd., Totowa, NJ 07512 Mr. Bezerra has donated this space usage free of charge.

Employment Agreements

As of January 1, 2015, the Company entered into an employment agreement with Wilson X. Bezerra and Gabor Nagy. Mr. Bezerra will serve as the Company's Chief Executive and Chairman of the Board of Directors. Mr. Bezerra shall receive a salary of $150,000.00. Mr. Gabor Nagy will serve as the Company's Project Management Engineer. Mr. Nagy shall receive a salary of $150,000 per year Mr. Nagy is married to Wilson Bezerra's sister Roselene Baetz.

Intellectual Patent Purchase Agreement

Equity Transactions

As of July 11, 2017, the Company has not issued any shares.

On July 11, 2017, the Company entered into an Intellectual Patent Purchase Agreement with Wilson Bezerra to purchase the rights to his intellectual patent for the sum of one million five hundred dollars ($1,500,000.00).

RECITALS:

I. Sellers are the owners of the entire right, title, and interest in the following Patent numbers and Patent Applications Serial Numbers:

Patent numbers Serial numbers
8632089 503961299
14832430 503961293
8632089 503961301
14832430 503961288
14832430 503961295
International Application Number PCT/US16/47698 owned by ARC287BC

II. Subject to the terms and conditions of this Agreement, Purchaser wishes to purchase the Patent Rights from Sellers, and Sellers wish to sell, transfer, and convey the Patent Rights to Purchaser.

III. Under this agreement all parties has assigned their patent rights to the ARC287BC Corporation.

IV. No other party shall be expecting any monies from the transfer

         V. The seller shall receive One million five hundred thousand (1.5 million dollars) from the patent rights from the ARC287BC Corporation once it gets funded and the seller shall have an option to receive it right away or after duration of over 60                  months.

Mr. Bezerra shall not receive compensation until sufficient funds have been raised in this offering.

Item 14: Securities Being Offered

General

Our authorized capital stock consists of 1,000,000,000 (one billion) shares of common stock, par value $0.0001 per share and no shares are outstanding as of July 11, 2017. We have no preferred stock. Under general state corporation laws, the holders of our common stock will have limited liability pursuant to which their liability is limited to the amount of their investment in the Company.

The Company is offering 50,000,000 (fifty million) shares of common stock in the Company at $1.00 (one dollar US) per share.

Common Stock

Voting Rights. The holders of the common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the shareholders. New Jersey law provides for cumulative voting for the election of directors. As a result, any shareholder may cumulate his or her votes by casting them all for any specific director nominee or by distributing them among two or more nominees. This may make it easier for minority shareholders to elect a director.

Dividends. Subject to preferences that may be granted to any then outstanding preferred stock, holders of common stock are entitled to receive ratably such dividends as may be declared by the board of directors out of funds legally available therefore as well as any distributions to the shareholders. The payment of dividends on the common stock will be a business decision to be made by our board of directors from time to time based upon results of our operations and our financial condition and any other factors that our board of directors considers relevant. Payment of dividends on the common stock may be restricted by loan agreements, indentures and other transactions entered into by us from time to time.

Liquidation Rights. In the event of our liquidation, dissolution or winding up, holders of common stock are entitled to share ratably in all of our assets remaining after payment of liabilities and the liquidation preference of any then outstanding preferred stock.

Absence of Other Rights or Assessments. Absence of Other Rights or Assessments. Holders of common stock have no preferential, preemptive, conversion or exchange rights. There are no redemption or sinking fund provisions applicable to the common stock. When issued in accordance with our articles of incorporation and law, shares of our common stock are fully paid and not liable to further calls or assessment by us.

FINANCIAL STATEMENTS AND EXHIBITS

ARC287BC Corporation.

F-2

PK Ramachandran

Ram Associates

Certified Public Accountant

3240 E. State Street Ext., Hamilton, NJ 08619, USA

INDEPENDENT AUDITOR'S REPORT

To the Board of Directors

ARC287BC Corporation

I have audited the accompanying balance sheets of ARC287BC Corporation for the year ended December 31, 2015 and December 31, 2016, and the related statements of income, retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on the financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ARC287BC Corporation as of December 31, 2015, and December 31, 2016 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles generally accepted in the United States.

/s/

July 14, 2017

F-3

ARC287BC Corporation..

Balance Sheet

December 31, 2015 and December 31, 2016

ASSETS

Current Assets
Cash	$177
Total assets	177

LIABILITIES & SHAREHOLDER'S EQUITY

Loans from Shareholders	$20,795

Total Liabilities	$20,795

Shareholder's Equity
Common stock- $NIL par value; 1,000,000,000 shares authorized, no shares issued and outstanding.

Accumulated deficit	$(20,618)
Total Shareholder's Equity	$(20,618)

Total Liability & Shareholder's Equity	$177

See accompanying notes to financial statements

F-4

ARC287BC Corporation.

Statement of Operations

From January 1, 2015 to December 31, 2016

operatin expenses:

Selling, general and administrative expenses	$20,493

Net loss	20,493

Loss per Share

From continuing operations

Total number of common shares issued and outstanding

as of December 31, 2016

Weighted Average for number of common shares issued and outstanding

From January 1, 2016 to December 31, 2016

Basic	$0.00

See accompanying notes to financial statements

F-5

ARC287BC Corporation.

Statement of Cash Flows

From January 1, 2015 to December 31, 2016

Cash flows used for operating activities:

Net Loss	$(20,493)

Net cash provided / (used) by operating activities	(20,493)

Cash flows from investing activities
Decrease in accumulated deficit	(126)
Net cash provided / (used) by investing activities	(126)

Cash flows from financing activities

Increase in loan from shareholders	20,796
Net cash provided / (used) by financing activities	20,796
Net increase / (decrease) in cash	177
-
Cash at the beginning of the year	177
Cash at the end of the year	-

Supplementary disclosure of cash flows information	-

Supplemental disclosure of Non-Cash Operating Activities

Currents assets purchased by issue of common stock	-
Supplemental disclosure of Non-Cash Investing and Financing Activities	$0
Fixed and intangible assets purchased by issue of common

See accompanying notes to financial statements

F-6

ARC287BC.

STATEMENT OF SHAREHOLDERS' EQUITY

For the period from inception January 1, 2015 through December 31, 2016

		Adittional	Retained	Total
No. of		Paid - in	earnings/	stockholder's
shares	Amount	Capital	(deficit)	equity

Balance at January 1, 2015			(125)	(125)
Issuance of shares
Net loss			(20,493)	(20,493)
Balance at December 31, 2016		-	(20,618)	$(20,618)

See accompanying notes to financial statements

F-7

ARC287BC.

Notes to Financial Statements

December 31, 2016

Nature of Business

Organization and description of business

ARC287BC Corporation. (The Company) was registered in the State of New Jersey on January 1, 2015. The company is a Totowa, NJ based research and development firm specializing in the invention of human-powered vehicles (bikes, trikes, canoes, three-wheelers and paddleboats, etc...) with a unique patented technology called "The Motion Transfer Mechanism" which uses linear motion to propel dynamic and seamless transport/movement. The experts of the Company have a combined experience of over 75 years and have been working on the development of some unique products for over 10 years. The Company has developed a unique, patent technology. In fact, while a conventional bike can't exceed 120 RPMs, the ARC287BC can exceed 175 RPMs, something unheard of in the industry and an absolute quantum leap forward in terms of power, production and safety.

The Company's business is currently planning to provide safer bicycles to all consumers by reducing frame and fork failures when riding. The product system will reduce accidents, injuries, lawsuits and provide a FAST and smooth ride at the same time. One of the most exciting aspects of the system is that a paraplegic, an individual missing one or both legs or someone suffering from a debilitating muscular disease can now ride the ARC bicycle and enjoy this fantastic fun and energizing activity.

Since the motion transfer mechanism converts circular motion into seamless linear movements, it is an effective way to work powerful muscles in the body and reduce the stress people feel on their joints, arms, legs and back.

Currently, the Company has produced two different stepper bicycle prototypes, both prototypes have been tested and driven in order to authenticate that this mechanism produced nearly a 3 to 1 advantage over the conventional bike. Most importantly, it reduces/eliminates frame and fork failure.

The patent holders have assigned the patent rights to the ARC287BC Corporation. The Company is in its last phase of research and development and no revenue is generated currently.

2. Summary of Significant Accounting Policies

Accounting Policies

These financial statements are prepared on the accrual basis of accounting in conformity with accounting principles generally accepted in the United States of America (GAAP); consequently, revenue is recognized when services are rendered and expenses reflected when costs are incurred.

Accounting estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and use assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. These estimates are often based on judgments, probabilities and assumptions that management believes are reasonable but that are inherently uncertain and unpredictable. As a result actual result could differ from those estimates.

Management periodically evaluates estimates used in the preparation of the financial statements for continued reasonableness. Appropriate adjustment, if any; to the estimates used are made prospectively based on such periodic evaluations.

Cash and cash equivalents

The Company considers all highly-liquid investments (including money market funds) with an original maturity at acquisition of three months or less to be cash equivalents.

The Company maintains cash balances, which may exceed federally insured limits. The Company does not believe that this results in any significant credit risk.

Revenue recognition

Revenues from sales of products are recognized at the time of delivery and when title and risk of loss passes to the customer. Recognition of revenue also requires reasonable assurance of collection of sales proceeds and completion of all performance obligations. Sales discounts are issued to customers as direct discounts at the point-of-sale or through intermediary wholesaler, known as charge backs, or indirectly in the form of rebates. Revenues are recorded net of provisions for sales discount and returns, which are established at the time of sale, when estimated provisions for product returns, rebates, and other sales allowances are reasonably determinable, and when collectibles are reasonably assured. Accruals for these provisions are presented as a direct reduction to accounts receivable and revenues. No commercial production of the products has started; revenue generated as of the interim period ended December 31, 2016 from its inception is $NIL.

The Company follows Accounting Standards Codification subtopic 718-10, Compensation ("ASC 718-10"), which requires that all share-based payments to both employees and non-employees be recognized in the income statement based on their fair values.

-

Accounts receivable

The Company extends credit to clients based upon management's assessment of their credit-worthiness on an unsecured basis. The Company provides an allowance for uncollectible accounts based on historical experience and management evaluation of trend analysis. The Company does not expect to have write-offs or adjustments to accounts receivable which would have a material adverse effect on its financial position, liquidity or results of operations. Accounts receivable as of the interim period ended December 31, 2016 from its inception is $NIL.

Inventories

Inventories are stated at the lower of cost or market value. Cost is determined on a fist-in, first-out (FIFO) basis. The Company establishes a reserve to reflect situations in which the cost of the inventory is not expected to be recovered. In evaluating whether inventory is stated at the lower of cost or market value, management considers such factors as the amount of inventory on hand; estimated time required to sell such inventor, remaining shelf life and current and expected market conditions, including level of competition. The Company records provisions for inventory as part of cost of sales.

All inventory, consists of quality and quantity usable and salable in the ordinary course of business, except for obsolete, damaged, defective or slow-moving items that have been written off or written down to fair market value or for which adequate reserves have been established. All such Inventory is owned by the Company are free and clear of all encumbrances and no inventory is held on consignment basis. The quantities of each item of Inventory (whether raw materials, work-in-process or finished goods) are not excessive, but are reasonable.

Fixed Assets

Fixed assets costing $1,000 and above are stated at cost, net of accumulated depreciation. Leasehold improvements are amortized on a straight-line basis over the lesser of the estimated useful life of the asset or the term of the lease. Assets costing less than $1,000 are expensed as incurred. Furniture and equipment are depreciated on a straight line basis over the useful lives of the assets as follows:

Computers and purchased software Furniture and equipment Automobile

3-5 years
5-7 years
7 years

The Company charges repairs and maintenance costs that don't extend the lives of the assets to expenses as incurred. Repairs and maintenance expense for the period ended December 31,2016 was $NIL .

The depreciation expense for the interim period ended December 31, 2016 was $ NIL

Advertising Costs

The Company expenses advertising cost as incurred. Advertising expense for the period ended December 31, 2016 was $ NIL.

Research and Development Costs
The Company expenses research and development costs as incurred. Research and development costs for the period ended December 31, 2016 was $20,795.

Income taxes

The Company follows ASC Topic 740-10, Accounting for Uncertainty in Income Taxes, which prescribes a recognition threshold and measurement attribute for financial statement recognition and measurement of tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax

PART III

INDEX TO EXHIBITS

Item 17 Number	Exhibit
2.1	Articles of Incorporation
2.2	Bylaws
4.1	Subscription Agreement
6.1	Employment agreement
6.2	Asset patent purchase agreement
6.3	Intellectual patent assignment
12.1	Opinion of Counsel
12.2	CPA LETTER
15.1	[Additional Exhibits]

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Circular to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Totowa, State of New Jersey, on July 11, 2017.

ARC287BC

By:	/s/ Wilson Bezerra,
Wilson Bezerra, Chief Executive Officer

This Offering Circular has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Wilson Bezerra,	Chairman, Board of Directors	July 11, 2017
Wilson Bezerra,	Chief Executive Officer